FIRST AMENDMENT TO VOTING AGREEMENT AND IRREVOCABLE PROXY COUPLED WITH INTEREST

THIS FIRST AMENDMENT (this “First Amendment”) to the Voting Agreement and Irrevocable Proxy Coupled with Interest dated June 7, 2012 (the “Voting Agreement”), entered into by and among Searchlight Minerals Corp., a Nevada Corporation (the "Company"), and each of the undersigned stockholders (each, a "Stockholder" and collectively, the "Stockholders") of the Company, is effective as of September 18, 2013 (the “Effective Date”). The Stockholders and the Company are sometimes collectively referred to herein as the “Parties.” All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Voting Agreement.

WHEREAS, the Company and certain of the Stockholders are entering into a financing transaction (the "Financing") and, in connection therewith, executing a Secured Convertible Note Purchase Agreement, dated September 18, 2013, pursuant to which certain of the Stockholders are purchasing an aggregate principal amount of $2,600,000 in notes, convertible into shares of common stock of the Company at the conversion price of $0.40 per share, with an option to purchase an additional principal amount of secured convertible notes in the aggregate amount not greater than fifteen percent (15%) of the originally purchased amount during the one year period following the closing of the Financing;

WHEREAS, after the closing of the Financing, the Stockholders will beneficially own approximately 20.98% of the Company’s issued and outstanding shares of common stock on a fully diluted basis;

WHEREAS, pursuant to the Voting Agreement, the Stockholders retain the right to vote, in the aggregate, up to that number of issued and outstanding Voting Shares which are equal to or less than 15% of the issued and outstanding shares of common stock of the Company, and are required to vote all issued and outstanding Voting Shares in excess of 15% as instructed by the Board of Directors of the Company (the “Voting Threshold”); and

WHEREAS, in connection with the Financing, the Parties desire to amend the Voting Threshold to 19.5% in order to permit the Stockholders to vote up to that number of issued and outstanding Voting Shares which are equal to or less than 19.5% of the issued and outstanding shares of common stock of the Company, and to require the Stockholders to vote all issued and outstanding Voting Shares in excess of 19.5% as instructed by the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby mutually agree to amend the Voting Agreement as follows:

1. Amendment to Section 1(a). Section 1(a) of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

1. Voting Agreement.

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(a) At any meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) and in any other circumstances upon which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought, each Stockholder shall vote all Voting Shares, to the extent not already voted by the person(s) appointed pursuant to Section 2 of this Agreement, as instructed by the Board of Directors of the Company; provided, however, notwithstanding anything to the contrary herein, at all times during the term of this Agreement, the Stockholders shall retain the right to vote, in the aggregate, up to that number of issued and outstanding Voting Shares which are equal to or less than 19.5% of the issued and outstanding shares of Common Stock, as of the record date for any matter at which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought. For purposes of determining which Voting Shares in excess of 19.5% of the issued and outstanding shares of Common Stock, as of such record date, are subject to instruction for voting by and the grant of a proxy to the Board of Directors of the Company (the “Excess Shares”), the Excess Shares shall first consist of those Voting Shares held by the Stockholder with the largest number of issued and outstanding Voting Shares, and if such Voting Shares are less than the number of Excess Shares, shall then consist, in order, of those Voting Shares held by the Stockholders with the next largest number of issued and outstanding Voting Shares, until the number of Excess Shares shall be covered by the voting rights granted to the Board of Directors of the Company hereunder.

2. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Company that:

i. As of the Effective Date immediately prior to the closing of the Financing, such Stockholder is the legal and Beneficial Owner of the number of shares of common stock of the Company set forth opposite such Stockholder’s name of Schedule A hereto, which shares represent the only shares of capital stock of the Company legally or Beneficially Owned by the Stockholder or that the Stockholder has voting power over.

ii. As of the Effective Date, except as set forth on Schedule A and in connection with the transactions relating to the Financing, such Stockholder is not a party to any contract or agreement and owns no warrants, options or rights to purchase, subscribe for or otherwise acquire any securities of the Company.

iii. Except as otherwise set forth above in subsections 2(i) and 2(ii) of this First Amendment, all of the representations and warranties of the Stockholders set forth in Section 3 of the Voting Agreement are true and correct as of the Effective Date immediately prior to the closing of the Financing.

3. Entire Agreement. The Voting Agreement, as amended by this First Amendment, embodies the entire understanding among the Parties with respect to the subject matter thereof and hereof and can be changed only by an instrument in writing executed by all of the Parties.

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4. Conflict of Terms. In the event of a conflict or inconsistency between the terms of the Voting Agreement and those of this First Amendment, the terms of this First Amendment shall control and govern the rights and obligations of the Parties.

5. Other Agreements; Ratification. Except to the extent amended hereby or inconsistent herewith, all of the terms, covenants, conditions, and provisions of the Voting Agreement shall remain in full force and effect, and the Parties hereby acknowledge and confirm that the same are in full force and effect.

6. Execution. This First Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile or other electronic signatures shall be accepted by the Parties as originals.

[signature page(s) follows]

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IN WITNESS WHEREOF, the Company and Stockholders have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

“COMPANY”	“STOCKHOLDERS”

SEARCHLIGHT MINERALS CORP.	LUXOR CAPITAL PARTNERS, LP
a Nevada corporation
By: /s/ Norris Nissim
By: /s/ Martin Oring	Name: Norris Nissim
Name: Martin B. Oring	Title: General Counsel, Luxor Capital Group,
LP (Investment Manager)
Title: President and CEO

LUXOR WAVEFRONT, LP

By: /s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel, Luxor Capital Group,
LP (Investment Manager)

OC 19 MASTER FUND, L.P. - LCG

By: /s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel, Luxor Capital Group,
LP (Investment Manager)

Address for each Stockholder listed above:
c/o Luxor Capital Group, LP
1114 Avenue of the Americas, 29th Floor
New York, NY 10036
Telephone: (212) 763-8000
Facsimile: (212) 763-8001
E-mail: ops@luxorcap.com,
legal@luxorcap.com

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SCHEDULE A

Stockholder Name	Number of Shares of Common Stock	Number of Shares of Common Stock Underlying Warrants, Options and Other Rights	Total Number of Shares
Luxor Capital Partners, LP, a Delaware limited partnership	Direct Ownership 7,586,225 shares	Direct Ownership 4,103,241 warrants	Direct Ownership 11,689,466 warrants (shares)
Luxor Spectrum, LLC, a Delaware limited liability company	Direct Ownership 0 shares	Direct Ownership 25,943 warrants	Direct Ownership 25,943 warrants (shares)
Luxor Wavefront, LP, a Delaware limited partnership	Direct Ownership 2,400,138 shares	Direct Ownership 488,891 warrants	Direct Ownership 2,889,029 warrants (shares)
Luxor Capital Partners Offshore Master Fund, LP, a Cayman Islands limited partnership	Direct Ownership 5,638,840 shares	Direct Ownership 1,154,263 warrants	Direct Ownership 6,793,103 warrants (shares)
Luxor Capital Partners Offshore, Ltd., a Cayman Islands exempted company	Direct Ownership - None Beneficial Ownership 5,638,840 shares	Direct Ownership - None Beneficial Ownership 1,154,263 warrants	Direct Ownership - None Beneficial Ownership 6,793,103 warrants (shares)
Luxor Spectrum Offshore Master Fund, LP, a Cayman Islands limited Partnership	Direct Ownership 1,139,334 shares	Direct Ownership 224,552 warrants	Direct Ownership 1,363,886 warrants (shares)

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Luxor Spectrum Offshore, Ltd., a Cayman Islands exempted company	Direct Ownership - None Beneficial Ownership 1,139,334 shares	Direct Ownership - None Beneficial Ownership 224,552 warrants	Direct Ownership - None Beneficial Ownership 1,363,886 warrants (shares)
Luxor Capital Group, LP, a Delaware limited partnership	Direct Ownership - None Beneficial Ownership 17,593,897 shares	Direct Ownership - None Beneficial Ownership 5,970,947 warrants	Direct Ownership - None Beneficial Ownership 23,564,844 warrants (shares)
Luxor Management, LLC, a Delaware limited liability company	Direct Ownership - None Beneficial Ownership 17,593,897 shares	Direct Ownership - None Beneficial Ownership 5,970,947 warrants	Direct Ownership - None Beneficial Ownership 23,564,844warrants (shares)
LCG Holdings, LLC, a Delaware limited liability company	Direct Ownership - None Beneficial Ownership 16,764,537 shares	Direct Ownership - None Beneficial Ownership 5,970,947 warrants	Direct Ownership - None Beneficial Ownership 22,735,484 warrants (shares)
Christian Leone	Direct Ownership - None Beneficial Ownership 17,593,897 shares	Direct Ownership - None Beneficial Ownership 5,970,947 warrants	Direct Ownership - None Beneficial Ownership 23,564,844warrants (shares)
Managed Account-OC 19 Master Fund, LP-LCG	Direct Ownership 829,360 shares	Direct Ownership No warrants	Direct Ownership 829,360 warrants (shares)
Managed Account-OC 19 Offshore Fund, Ltd.	Direct Ownership - None Beneficial Ownership 829,360 shares	Direct Ownership - None Beneficial Ownership No warrants	Direct Ownership - None Beneficial Ownership 829,360 warrants (shares)

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